UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2006

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008
(Address of Principal Executive Offices)	(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

On May 18, 2006, Robert G. Phillips, President and Chief Executive Officer of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P., gave a presentation to investors and analysts regarding the growth strategies, capital projects and recent financial performance of Enterprise Products Partners L.P. Enterprise Products Partners L.P. is a North American midstream energy company that provides a wide range of services to producers and consumers of natural gas, natural gas liquids (“NGLs”), and crude oil. In addition, Enterprise Products Partners L.P. is an industry leader in the development of pipeline and other midstream assets in the continental United States and Gulf of Mexico.

A copy of the presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K. In addition, interested parties will be able to view the presentation by visiting Enterprise Products Partners L.P.’s website, www.epplp.com. The presentation will be archived on its website for 90 days.

Unless the context requires otherwise, references to “we,” “our,” “EPD,” or “the Company” within the presentation or this Current Report on Form 8-K shall mean Enterprise Products Partners L.P. and its consolidated subsidiaries. References to “EPE” shall mean Enterprise GP Holdings L.P., which is the sole member of Enterprise Products GP, LLC. EPE and its general partner and the Company and its general partner are under common control of Dan L. Duncan, the Chairman and controlling shareholder of EPCO, Inc. (“EPCO”). Mr. Duncan is the primary sponsor of the Company’s activities.

Use of industry terms and other abbreviations in presentation

As used within the presentation, the following industry terms and other abbreviations have the following meanings:

Bcf	Billion cubic feet
Bcf/d	Billion cubic feet per day
CAGR	Compound Annual Growth Rate
EBITDA	Earnings before interest, taxes, depreciation and amortization
GOM	Gulf of Mexico
GP	General partner
IDR	Incentive distribution rights
LP	Limited partner
MAPL	Mid-America Pipeline System, an NGL pipeline system wholly-owned by the Company
MBPD	Thousand barrels per day
MLP	Master limited partnership
MMBbls	Million barrels
MMcf/d	Million cubic feet per day
MTBV	Mont Belvieu, Texas
NGL	Natural gas liquid
NYSE	New York Stock Exchange
Tcf	Trillion cubic feet

Use of Non-GAAP financial measures

Our presentation includes references to the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin and EBITDA. To the extent appropriate, this Current Report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable historical financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash provided by operating activities or any other GAAP measure of liquidity or financial performance.

Gross operating margin. The presentation includes references to total segment gross operating margin for the first quarter of 2006. On a consolidated basis, we evaluate segment performance based on gross operating margin. Gross operating margin (either in total for all segments or by individual segment) is an important performance measure of the core profitability of our overall operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses on the sale of assets; and (iv) general and administrative expenses. Total segment gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We include earnings from equity method unconsolidated affiliates in our measurement of total segment gross operating margin. Our equity investments with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials or a consumer of finished products. This method of operation also enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations. As circumstances dictate, we may increase our ownership interest in equity investments, which could result in their subsequent consolidation into our operations.

The following table presents our reconciliation of non-GAAP total segment gross operating margin for the first quarter of 2006 to GAAP operating income for the same period (dollars in thousands).

Non-GAAP total segment gross operating margin for first quarter of 2006	$ 312,523
Adjustments to reconcile non-GAAP total segment gross operating margin to GAAP operating income:
Depreciation, amortization and accretion in operating costs and expenses	(104,816)
Retained lease expense, net in operating costs and expenses	(528)
Gain (loss) on sale of assets in operating costs and expenses	61
General and administrative costs	(13,740)
GAAP consolidated operating income for first quarter of 2006	$ 193,500

Our presentation also includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects. When used in the context of capital projects, gross operating margin amounts provide us with an indication of the profitability of a project. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating projects.

For those assets that we own and consolidate, we define project gross operating margin as project operating income before depreciation and amortization expense and any allocation of indirect costs and expenses. Project gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Project gross operating margin is calculated by subtracting direct project operating costs and expenses (net of the adjustments noted above) from project revenues, with both project totals before the elimination of intercompany transactions. For those assets in which we own an equity interest through a joint venture arrangement, we define project gross operating margin as our share of the earnings from such investment.

Since project gross operating margin is usually specific to a single asset, it should not be considered as an alternative to consolidated GAAP operating income, which includes all of our operations. In addition, since we do not prepare GAAP financial forecasts at the project level, we are not able to provide reconciliations between project-specific gross operating margin amounts and consolidated operating income, which includes all aspects of our operations.

EBITDA. Our presentation includes a reference to consolidated EBITDA for the first quarter of 2006. We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation, amortization and accretion expense. EBITDA is commonly used as a supplemental financial measure by management and by external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (i) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (iii) our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities.

The GAAP measure most directly comparable to EBITDA is net cash provided by operating activities. Because EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, our EBITDA-related financial ratios may not be comparable to similarly titled measures of other companies.

The following table presents our reconciliation of non-GAAP EBITDA for the first quarter of 2006 to GAAP net cash provided by operating activities (dollars in thousands).

Net income for first quarter of 2006	$ 133,777
Additions to net income to derive EBITDA:
Interest expense (including related amortization)	58,077
Provision for taxes	2,892
Depreciation, amortization and accretion in costs and expenses	106,317
EBITDA for first quarter of 2006	301,063
Adjustments to EBITDA to derive cash provided by operating activities
(add or subtract as indicated by sign of number):
Interest expense	(58,077)
Provision for income taxes	(2,892)
Cumulative effect of change in accounting principle	(1,475)
Equity in income of unconsolidated affiliates	(4,029)
Amortization in interest expense	250
Deferred income tax expense	1,487
Distributions received from unconsolidated affiliates	8,253
Operating lease expense paid by EPCO	528
Minority interest	2,198
Gain on sale of assets	(61)
Changes in fair market value of financial instruments	(53)
Net effect of changes in operating accounts	247,084
Net cash provided by operating activities for first quarter of 2006	$ 494,276

Use of capital project financial forecast data

As noted previously, our presentation includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects. Such forecasts are based upon key assumptions that we and our general partner, Enterprise Products GP, LLC, believe are reasonable; however, neither we nor our general partner can give you any assurances that such expectations will prove to be correct. You should not put undue reliance on any such forward-looking statements. Our forecasts of annual gross operating margin from such projects are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected.

The key assumptions underlying our forecasts of gross operating margin from such projects are: (i) throughput and processing volumes from producers and other customers will materialize in the amounts and during the periods we estimate; (ii) construction and operation of the underlying assets will not be significantly hampered by weather delays or other natural and economic forces; (iii) costs to construct and operate the underlying assets will be within expected ranges of tolerance; and (iv) project revenues will be realized on a timely basis.

We do not intend, and have no obligation, to publicly update or revise any forward-looking statement such as our forecast of annual gross operating margins from such projects, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. Investor Presentation, May 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: May 18, 2006	By: ___/s/ Michael J. Knesek__________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC